EXHIBIT 99.1


PRESS RELEASE

FOR IMMEDIATE RELEASE


                           TELEX COMMUNICATIONS, INC.
                        ANNOUNCES SECOND QUARTER RESULTS

MINNEAPOLIS, MINNESOTA, JULY 23, 2004 - Telex Communications, Inc. (the "Company") today announced operating results for its second quarter and six months ended June 30, 2004. Net sales for the second quarter were $77.7 million, an increase of 13% compared to net sales of $68.8 million for the second quarter a year ago. Operating income for the quarter increased 41% to $10.5 million compared to $7.4 million for the second quarter last year.

Net sales for the six months ended June 30, 2004 were $145.0 million, an increase of 12% over net sales of $129.7 million for the same period a year ago. Operating income for the six months increased 63% to $17.3 million compared to operating income of $10.6 million for the first six months last year.

Raymond V. Malpocher, chief executive officer, commented: "We are pleased to announce our second quarter results, continuing our strong start to the fiscal year. We had successes in our Pro Audio business segment from new products introduced in the first quarter of 2004 and strong end user demand from customers upgrading their equipment and technology. Our strategic growth initiatives, strong market position, broad product portfolio and global presence in the Pro Audio business segment provide us encouragement for the remainder of the year.

Although our Audio and Wireless Technology business segment has experienced some challenges in certain product areas and is down 7.6% in sales on a six month comparative basis, we are very excited about the future prospects being created by the AWT group. We have recruited excellent top management in the past year. We are investing in technology and improving our infrastructure with actions that are needed and timely. We expect these actions to plant the AWT seeds for next year's growth," Malpocher concluded.

Financial Highlights

Pro Audio segment sales of $64.2 million for the second quarter increased $10.8 million from $53.4 million in the year ago quarter. Sales of $118.0 million for the first six months of 2004 increased $17.5 million from $100.5 million for the first six months of 2003. Several new product launches have been well received by the marketplace and should continue good momentum into the third quarter. Our backlog is still solid and the launch of a new, exciting speaker line is on track.

Audio and Wireless Technology segment sales of $13.5 million for the second quarter decreased $2.0 million from $15.5 million in the year ago quarter. Sales of $27.0 million for the first six months of 2004 decreased $2.2 million from $29.2 million for the first six months of 2003. Cost containment allowed the AWT segment to exceed its first half profit plan. We plan to continue to be diligent about costs in the second half of the year and to invest in the future with additional people and sales and marketing support.

Net sales outside the U.S. represented 50% of total net sales for the first six months, which is consistent with the levels achieved over the past two years. Management continues to pursue initiatives to increase the global presence of our products. The Pro Audio segment has been successful on a global level and we see additional opportunity to expand our Audio and Wireless Technology product sales to a broader geographic audience.

Telex will host a teleconference call beginning at 1:00 PM Central Daylight Time today. A replay of this teleconference will be available on the Internet on a listen-only basis at www.telex.com. All remarks made during the teleconference will be current at the time of the call and the replay will not be updated to reflect any subsequent material developments.



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

ABOUT TELEX COMMUNICATIONS, INC.

Telex Communications, Inc. is a worldwide industry leader in the design, manufacture and marketing of audio and communications products and systems to commercial, professional and industrial customers. The Company markets over 30 product lines that span the professional audio and communications sectors. The Company operates through two business segments, Professional Audio and Audio and Wireless Technology. The Professional Audio segment product lines include sophisticated loudspeaker systems, wired and wireless intercom systems, mixing consoles, amplifiers, wired and wireless microphones and other related products. The Audio and Wireless Technology segment product lines include digital audio duplication products, military and aviation products, land mobile communication systems, wireless assistive listening systems and other related products.

Telex Communications, Inc. (Telex or Successor), a Delaware corporation, is an indirect wholly owned subsidiary of Telex Communications Holdings, Inc. (Old Telex or Predecessor). Telex was formed in connection with the November 2003 restructuring of Old Telex's debt obligations. Upon the closing of the restructuring, Old Telex changed its name and Successor was renamed. Reference to "the Company" in this press release means Predecessor and/or Successor, as appropriate, for the relevant period(s).

The consolidated financial statements for the three and six months ended June 30, 2004 reflect the results of Telex while the consolidated financial statements for the three and six months ended June 30, 2003 reflect the results of Old Telex.

This press release contains various "Forward-Looking Statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, which represent Telex's expectations or beliefs concerning various future events, are based on current expectations that involve a number of risks and uncertainties that could cause actual results to differ materially from those of such Forward-Looking Statements. While made in good faith based on information currently available to management, we cannot assure you that such opinions or expectations will be achieved or accomplished. We do not undertake to update, revise or correct any of the forward-looking information contained in this report. These risks and uncertainties include: (i) the timely development and market acceptance of new products; (ii) the financial resources of competitors and the impact of competitive products and pricing; (iii) changes in general and industry specific economic conditions on a national, regional or international basis; (iv) changes in laws and regulations, including changes in accounting standards; (v) the timing and success of the implementation of changes in our operations to effect cost savings; (vi) opportunities that may be presented to and pursued by us; (vii) our financial resources, including our ability to access external sources of capital; (viii) war; (ix) natural or manmade disasters (including material acts of terrorism or other hostilities which impact our markets) and (x) such other risks and uncertainties as are detailed from time to time in the Company's reports and filings with the Securities and Exchange Commission.

For additional information contact:

Gregory Richter
Chief Financial Officer
12000 Portland Avenue South
Burnsville, MN 55337
Tel: (952)-736-4254
E-mail: greg.richter@us.telex.com






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

                           TELEX COMMUNICATIONS, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)


                                                              JUNE 30,        DECEMBER 31,
                                                                2004              2003
                                                            ------------      ------------
                                                            (UNAUDITED)
                                     ASSETS
Current assets:
      Cash and cash equivalents                             $      8,025      $      6,698
      Accounts receivable, net                                    51,482            47,455
      Inventories                                                 52,798            45,967
      Other current assets                                         6,752             7,437
                                                            ------------      ------------
           Total current assets                                  119,057           107,557

Property, plant and equipment, net                                30,156            29,951
Deferred financing costs, net                                      6,018             6,368
Goodwill, net                                                     23,320            23,353
Other assets                                                       2,704             2,981
                                                            ------------      ------------
                                                            $    181,255      $    170,210
                                                            ============      ============

                     LIABILITIES AND SHAREHOLDER'S DEFICIT
Current liabilities:
      Revolving lines of credit                             $      1,648      $         --
      Current maturities of long-term debt                           445               446
      Accounts payable                                            19,087            12,879
      Accrued wages and benefits                                  10,372            10,384
      Other accrued liabilities                                   11,845            11,557
      Income taxes payable                                         6,012             9,046
                                                            ------------      ------------
           Total current liabilities                              49,409            44,312

Long-term debt, net                                              126,215           126,413
Other long-term liabilities                                        9,090             7,474
                                                            ------------      ------------
           Total liabilities                                     184,714           178,199
                                                            ------------      ------------

Shareholder's deficit:
      Common stock and capital in excess of par                  143,029           143,029
      Accumulated other comprehensive loss                        (3,737)           (3,260)
      Accumulated deficit                                       (142,751)         (147,758)
                                                            ------------      ------------
           Total shareholder's deficit                            (3,459)           (7,989)
                                                            ------------      ------------
                                                            $    181,255      $    170,210
                                                            ============      ============



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

                           TELEX COMMUNICATIONS, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                  SUCCESSOR        PREDECESSOR        SUCCESSOR        PREDECESSOR
                                                 ------------      ------------      ------------      ------------
                                                        THREE MONTHS ENDED                  SIX MONTHS ENDED
                                                 ------------------------------      ------------------------------
                                                   JUNE 30,          JUNE 30,          JUNE 30,          JUNE 30,
                                                     2004              2003              2004              2003
                                                 ------------      ------------      ------------      ------------

Net sales                                        $     77,729      $     68,836      $    144,995      $    129,711
Cost of sales                                          42,123            40,243            79,703            75,706
                                                 ------------      ------------      ------------      ------------
                  Gross profit                         35,606            28,593            65,292            54,005
                                                 ------------      ------------      ------------      ------------
Operating expenses:
     Engineering                                        3,722             3,597             7,191             7,177
     Selling, general and administrative               21,412            19,984            40,765            38,586
     Amortization of other intangibles                      3                 3                 6                15
     Pension curtailment gain                              --            (2,414)               --            (2,414)
                                                 ------------      ------------      ------------      ------------
                                                       25,137            21,170            47,962            43,364
                                                 ------------      ------------      ------------      ------------
                  Operating income                     10,469             7,423            17,330            10,641
Interest expense                                       (4,083)           (7,363)           (8,233)          (14,404)
Other income, net                                         182               113               140               196
                                                 ------------      ------------      ------------      ------------
Income (loss) before income taxes                       6,568               173             9,237            (3,567)
Provision for income taxes                              2,320             1,168             3,793             2,149
                                                 ------------      ------------      ------------      ------------
                  Net income (loss)              $      4,248      $       (995)     $      5,444      $     (5,716)
                                                 ============      ============      ============      ============




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
                           TELEX COMMUNICATIONS, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                                                      SUCCESSOR        PREDECESSOR
                                                                                     ------------      ------------
                                                                                            SIX MONTHS ENDED
                                                                                     ------------------------------
                                                                                       JUNE 30,          JUNE 30,
                                                                                         2004              2003
                                                                                     ------------      ------------
OPERATING ACTIVITIES:
      Net income (loss)                                                              $      5,444      $     (5,716)
      Adjustments to reconcile net income (loss) to cash flows from operations:
           Depreciation and amortization                                                    2,978             3,201
           Amortization of finance charges and pay-in-kind interest charge                    701            11,261
           Gain on disposition of assets                                                       --               (98)
           Pension curtailment gain                                                            --            (2,414)
           Change in operating assets and liabilities                                      (6,205)           (7,210)
           Change in long-term liabilities                                                    355                50
           Other, net                                                                         521               505
                                                                                     ------------      ------------
      Net cash provided by (used in) operating activities                                   3,794              (421)
                                                                                     ------------      ------------

INVESTING ACTIVITIES:
      Additions to property, plant and equipment                                           (3,318)           (2,574)
      Proceeds from disposition of assets                                                      --               792
      Other                                                                                   111               111
                                                                                     ------------      ------------
      Net cash used in investing activities                                                (3,207)           (1,671)
                                                                                     ------------      ------------

FINANCING ACTIVITIES:
      Borrowings under revolving lines of credit, net                                       1,700             8,155
      Repayment of long-term debt                                                            (218)           (6,217)
      Payment of deferred financing costs                                                    (302)               --
      Dividend to parent                                                                     (437)               --
                                                                                     ------------      ------------
      Net cash provided by financing activities                                               743             1,938
                                                                                     ------------      ------------

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS                                   (3)              126
                                                                                     ------------      ------------

CASH AND CASH EQUIVALENTS:
      Net increase (decrease)                                                               1,327               (28)
      Balance at beginning of period                                                        6,698             3,374
                                                                                     ------------      ------------
      Balance at end of period                                                       $      8,025      $      3,346
                                                                                     ============      ============

                           TELEX COMMUNICATIONS, INC.
                          SUPPLEMENTARY FINANCIAL DATA
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                  SUCCESSOR         PREDECESSOR         SUCCESSOR         PREDECESSOR
                                                 ------------       ------------       ------------       ------------
                                                       THREE MONTHS ENDED                     SIX MONTHS ENDED
                                                 -------------------------------       -------------------------------
                                                   JUNE 30,           JUNE 30,           JUNE 30,           JUNE 30,
                                                     2004               2003               2004               2003
                                                 ------------       ------------       ------------       ------------

Consolidated net sales
     Professional Audio                          $     64,234       $     53,369       $    117,991       $    100,486
     Audio and Wireless Technology                     13,495             15,467             27,004             29,225
                                                 ------------       ------------       ------------       ------------
                                                 $     77,729       $     68,836       $    144,995       $    129,711
                                                 ============       ============       ============       ============

Operating income (loss)
     Professional Audio                          $      8,728       $      7,529       $     13,613       $      9,618
     Audio and Wireless Technology                      2,004                178              4,212              1,356
     Corporate                                           (263)              (284)              (495)              (333)
                                                 ------------       ------------       ------------       ------------
                                                 $     10,469       $      7,423       $     17,330       $     10,641
                                                 ============       ============       ============       ============

Net sales by geographic region
     United States                               $     38,593       $     35,234       $     72,243       $     66,056
     Other Americas                                     2,762              2,977              5,554              5,501
     Europe                                            22,841             19,436             41,290             37,401
     Asia                                              10,385              8,021             20,206             15,448
     Other countries                                    3,148              3,168              5,702              5,305
                                                 ------------       ------------       ------------       ------------
                                                 $     77,729       $     68,836       $    144,995       $    129,711
                                                 ============       ============       ============       ============


Gross margin %                                           45.8%              41.5%              45.0%              41.6%
Operating expenses as a % of net sales                   32.3%              30.8%              33.1%              33.4%
Operating income as a % of net sales                     13.5%              10.8%              12.0%               8.2%


The following table reconciles Telex's or Old Telex's net income (loss) to EBITDA:

Net income (loss)                                $      4,248       $       (995)      $      5,444       $     (5,716)
Income taxes                                            2,320              1,168              3,793              2,149
Interest expense                                        4,083              7,363              8,233             14,404
Interest income                                           (14)               (23)               (59)               (32)
Depreciation and amortization                           1,485              1,685              2,978              3,201
                                                 ------------       ------------       ------------       ------------
     EBITDA                                      $     12,122       $      9,198       $     20,389       $     14,006
                                                 ============       ============       ============       ============

The non-GAAP financial measure in the table above is provided to assist the reader's understanding of the comparability of the company's operations for 2004 and 2003. The company believes that EBITDA, defined as net income (loss) plus income taxes, interest expense and depreciation and amortization minus interest income, is a useful basis to compare the company's results. The presentation above reconciles reported net income (loss) (U.S. GAAP amounts) to EBITDA for the quarter and six months ended June 30, 2004 and 2003, respectively. The EBITDA information should not be construed as an alternative to reported results under U.S. GAAP.



                                       10